UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 3, 2022
CONSTRUCTION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303 (Address of principal executive offices) (ZIP Code)

(334) 673-9763 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Form of LTIP-B Award Agreement
On November 3, 2022, the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) of Construction Partners, Inc. (the “Company”) approved a form of award agreement for performance stock unit awards (“LTIP-B awards”) granted pursuant to the Construction Partners, Inc. 2018 Equity Incentive Plan (the “Equity Incentive Plan”). The following description of the form of LTIP-B award agreement does not purport to be complete and is qualified in its entirety by the full text of the form of LTIP-B award agreement, which is attached hereto as Exhibit 10.1.
The LTIP-B awards represent performance stock units (“PSUs”), with each unit having a notional value equivalent to one share of the Company’s Class A common stock for purposes of determining the number of shares subject to the award. Each LTIP-B award provides for a target number of PSUs that the grantee may earn, with the preliminary number of vested PSUs to be determined based on the Company’s actual performance compared to its targets over a three-year performance period for the following metrics: (i) compound aggregate revenue growth rate and (ii) average Adjusted EBITDA margin.
Fifty percent (50%) of the target PSUs (the “Revenue Target PSUs”) will be eligible to vest based on the Company’s achievement of compound aggregate revenue growth rate as compared to the revenue growth rate target, as set forth in the following table. The number of vested PSUs will be interpolated for performance between each performance level (based on whole percentages), and no PSUs will vest if the performance level is less than 89% of the revenue growth rate target over the performance period.

Performance Level	Revenue Growth Rate vs. Target	Payout % (Vested PSUs)
Below Threshold	< 89%	0% of Revenue Target PSUs
Threshold	89%	75% of Revenue Target PSUs
Target	100%	100% of Revenue Target PSUs
Maximum	> 112%	150% of Revenue Target PSUs
Fifty percent (50%) of the target PSUs (the “Adjusted EBITDA Margin Target PSUs”) will be eligible to vest based on the Company’s achievement of average Adjusted EBITDA margin as compared to the Adjusted EBITDA margin target, as set forth in the following table. The number of vested PSUs will be interpolated for performance between each performance level (based on whole percentages), and no Adjusted EBITDA Margin Target PSUs will vest if the performance level is less than 95% of the Adjusted EBITDA margin target over the performance period.

Performance Level	Avg. Adjusted EBITDA Margin vs. Target	Payout % (Vested PSUs)
Below Threshold	< 95.2%	0% of Adjusted EBITDA Margin Target PSUs
Threshold	95.2%	75% of Adjusted EBITDA Margin Target PSUs
Target	100%	100% of Adjusted EBITDA Margin Target PSUs
Maximum	> 104.8%	150% of Adjusted EBITDA Margin Target PSUs
Following a determination of the preliminary vested PSUs, the final number of PSUs that are eligible to vest will be either increased or decreased by up to 15% based on a comparison of the Company’s total stockholder return (“TSR”) over the performance period compared to that of the Russell 2000 over the same period (provided that the Company’s TSR must be positive in order for any upward adjustment to be made). Specifically, the number of PSUs that will vest is subject to modification based on the following schedule:

Company TSR vs. Russell 2000	Award Modification
25th Percentile or Below	-15%
↕	Straight-line interpolation
50th Percentile	0%
↕	Straight-line interpolation
75th Percentile or Above	+15%
In addition to being subject to all the general terms and conditions of the Equity Incentive Plan, the form of LTIP-B award agreement provides that the PSUs have no rights with respect to dividends until the awards become vested and are settled in shares of Class A common stock. The LTIP-B award agreement provides that the “vesting date” for each LTIP-B award, which is defined as the date on which the administrator of the Equity Incentive Plan determines for the performance period (i) the actual achievement of the compound aggregate revenue growth rate for the performance period, (ii) the actual achievement of the Adjusted EBITDA margin for the performance period, and (iii) the actual achievement of the Company’s relative TSR, will occur within 60 days following the end of the performance period. Provided that the grantee is employed by or providing services to the Company or any affiliate on the applicable vesting date, vested PSUs will be converted and settled in shares of Class A common stock within 60 days following the vesting date. In general, upon a termination of the employment of an LTIP-B award holder prior to the vesting date, vesting will cease, and the LTIP-B award will immediately terminate and be forfeited.
Compound aggregate revenue growth rate, average Adjusted EBITDA margin and relative TSR are among the many performance metrics that the Equity Incentive Plan permits the administrator of the Equity Incentive Plan to use in establishing performance goals for performance awards granted pursuant to the Equity Incentive Plan, and the Company may determine to use different performance metrics when granting performance awards in the future.
Grant of LTIP-B Awards
On November 3, 2022, the Compensation Committee, as administrator of the Equity Incentive Plan, approved grants of LTIP-B awards to certain named executive officers of the Company, including Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, John L. Harper, the Company’s Senior Vice President, Robert P. Flowers, the Company’s Senior Vice President, and M. Brett Armstrong, the Company’s Senior Vice President. Pursuant to these grants, the number of vested PSUs will be based on the Company’s compound aggregate revenue growth rate and average Adjusted EBITDA margin over the three-year performance period beginning October 1, 2022 and ending September 30, 2025. In connection with the grants, Mr. Smith received an award of 15,905 target PSUs, Mr. Harper received an award of 8,362 target PSUs, Mr. Flowers received an award of 8,017 target PSUs, and Mr. Armstrong received an award of 7,758 target PSUs.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 3, 2022, the Board adopted amended and restated by-laws of the Company (the by-laws, as so amended and restated, the “Amended and Restated By-Laws”), effective immediately. The Amended and Restated By-Laws, among other things:
•clarify that meetings of stockholders may be held in a hybrid in-person and virtual format;
•modify the provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case, to reflect recent amendments to the Delaware General Corporation Law, as amended (the “DGCL”);
•clarify the parameters for proxies in connection with stockholder meetings;
•clarify that written consents of the Board may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL;
•enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of stockholder proposals (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at stockholder meetings, including without limitation, by requiring:

◦additional background information and disclosures regarding proposing stockholders, proposed nominees, proposed business, and other persons related to a stockholder’s solicitation of proxies;
◦any stockholder submitting a nomination or proposal notice to make a representation that such stockholder is a holder of record of shares of capital stock of the Company entitled to vote at the meeting at which such nomination or proposal is to be brought;
◦any stockholder submitting a nomination or proposal notice to make a representation that such stockholder has complied with all applicable requirements of state law and the Exchange Act;
◦any stockholder submitting a nomination notice to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act (“Rule 14a-19”), and if so, to include an undertaking that such stockholder will comply with the requirements of Rule 14a-19 and to provide, at the Company’s request, no later than five business days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19 have been satisfied;
◦that any material inaccuracies in the disclosures included in a stockholder’s nomination or proposal notice be corrected in accordance with the Amended and Restated By-Laws; and
◦that proposed nominees be available for interviews with the Board;
•clarify that the Board (or an officer designated thereby) has the power and duty to determine whether a stockholder nomination or proposal has been made in accordance with the Amended and Restated By-Laws and that, if the Board or such officer determines that any stockholder’s nomination or proposal was not made in accordance with the Amended and Restated By-Laws, such nomination or proposal will not be presented at the meeting at which such nomination or proposal was to be brought;
•remove the requirement that officers of the Company be elected annually;
•modify the requirements for signatures on stock certificates to reflect amendments to the DGCL; and
•make various other updates, including ministerial and conforming changes.
The foregoing summary of the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
3.1*	Amended and Restated By-Laws of Construction Partners, Inc.
10.1*	Form of Performance Share Award (LTIP-B) Agreement
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: November 9, 2022	By:	/s/ R. Alan Palmer
R. Alan Palmer
Executive Vice President and Chief Financial Officer